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                                                                     EXHIBIT 4


                         REGISTRATION RIGHTS AGREEMENT

         AGREEMENT, dated as of the 25th day of January, 1999, between the person whose name and address appears on the signature page hereto (individually, a "Holder" or, collectively with each of the holders, the "Holders") and Digital Solutions, Inc., a New Jersey corporation having its principal executive office at 300 Atrium Drive, Somerset, New Jersey 08873 (the "Company"). Terms that are not otherwise defined in this Agreement shall have the meaning given them in the Plan and Agreement of Merger and Reorganization dated as of October 29, 1998 (the "Merger Agreement") by and among the Company, the TeamStaff Entities and the Holders.

         WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holders have received from the Company shares ("Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), pursuant to the terms of the Merger Agreement; and

         WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein with respect to the Shares.

         NOW, THEREFORE, the parties hereto mutually agree as follows:

         1. Registrable Securities. As used herein the term "Registrable Security" means each of the Shares owned by the Holders as set forth on Exhibit A annexed hereto; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "Act") and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the immediate public distribution of such security, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

         2. Automatic Registration. (a) The Company shall use its best efforts to file a registration statement covering thirty three and one-third percent (33-1/3%) of the Registrable Securities (registration of 500,000 of such shares shall be designated by Kirk Scoggins and the remainder by Warren Cason) (the "Initial Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Act as soon as practicable following the first anniversary of this Agreement (the "First Required Filing Date"). The Company shall use its best efforts to cause such Initial Registration Statement to become effective under the Act as soon as practicable thereafter and shall maintain the effectiveness of the Initial Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold or (ii) the date that all of the Holders thereof receive an opinion of counsel to the Company that the Registrable Securities may be sold under the provisions of Rule 144(k) promulgated under
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the Act (or any successor provision), so as to permit the public offer and sale of the Registrable Securities.

         (b) In addition to the First Registration Statement, the Company shall use its best efforts to file a registration statement covering an additional thirty three and one-third percent (33-1/3%) of the Registrable Securities (registration of 1,872,223 of such shares shall be designated by Warren Cason and the remainder by Kirk Scoggins) (the "Second Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Act as soon as practicable following the second anniversary of this Agreement (the "Second Required Filing Date"). The Company shall use its best efforts to cause such Second Registration Statement to become effective under the Act as soon as practicable thereafter and shall maintain the effectiveness of the Second Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold or (ii) the date that all of the Holders thereof receive an opinion of counsel to the Company that the Registrable Securities may be sold under the provisions of Rule 144(k) promulgated under the Act (or any successor provision), so as to permit the public offer and sale of the Registrable Securities.

         (c) In addition to the Initial Registration Statement and the Second Registration Statement, the Company shall use its best efforts to file a registration statement covering the remaining thirty three and one-third percent (33-1/3%) of the Registrable Securities owned by each Holder (the "Final Registration Statement") with the SEC under the Act as soon as practicable following the date which is three years from the date of Closing (as defined in the Merger Agreement) (the "Final Required Filing Date"). The Company shall use its best efforts to cause such Final Registration Statement to become effective under the Act as soon as practicable thereafter and shall maintain the effectiveness of the Final Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold or (ii) the date that all of the holders thereof receive an opinion of counsel to the Company that the Registrable Securities may be sold under the provisions of Rule 144(k) promulgated under the Act (or any successor provision), so as to permit the public offer and sale of the Registrable Securities.

         (d) Notwithstanding the provision under Section 2(a), 2(b) or 2(c) hereof, if, at the time of the First Required Filing Date, the Second Required Filing Date or the Final Required Filing Date, as the case may be, the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and in the written opinion of counsel to the Company, the Initial Registration Statement, the Second Registration Statement or the Final Registration Statement, as the case may be, would be required to include information concerning such transactions or the parties thereto that is not available at the time, the Company shall promptly so advise the Holders of the Registrable Securities and, at the Company's election, to be set forth in such notice ("Notice of Postponement"), the filing of either the Initial Registration Statement, the Second Registration Statement or the Final Registration Statement, as the case may be, may be postponed for a period not to exceed the lesser of (i) the date such information becomes available to the Company or (ii) ninety (90) days from the First Required Filing Date, the Second Required Filing Date or the Final Required Filing Date, as the case may be (the "Postponement Period"); provided, however, that the Company shall not be permitted to give any such Notice of Postponement and to so postpone the filing of the registration statement more than once.
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         3.       Covenants of the Company With Respect to Registration. The
Company covenants and agrees as follows:

         (a) In connection with any registration under Article 2 hereof, the Company shall use its best efforts to cause the Initial Registration Statement, the Second Registration Statement or the Final Registration Statement, as the case may be, to become effective as promptly as possible and prevent the SEC from issuing a stop order suspending the effectiveness of the Initial Registration Statement, the Second Registration Statement or the Final Registration Statement, as the case may be, or, if any stop order shall be issued by the SEC in connection therewith, to use its best efforts to obtain the removal of such order. Following the effective date of the Initial Registration Statement, the Second Registration Statement or the Final Registration Statement, as the case may be, the Company shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the applicable registration statement, preliminary prospectus and prospectus meeting the requirements of the Act, and other documents necessary or incidental to the public offering of the Registrable Securities, as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of the Holder's Registrable Securities. The obligations of the Company hereunder with respect to the Holder's Registrable Securities are subject to the Holder's furnishing to the Company such appropriate information concerning the Holder, the Holder's Registrable Securities and the terms of the Holder's offering of such Registrable Securities as the Company may reasonably request in writing.

         (b) The Company shall pay all costs, fees and expenses in connection with all registration statements filed pursuant to Article 2 hereof, including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses; provided, however, that the Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, commissions or fees applicable to the Registrable Securities sold by the Holder pursuant thereto.

         (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the Holders of such securities, provided that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

         (d) During the period when a prospectus is required to be delivered under the Act, promptly file all documents required to be filed by it with the SEC pursuant to Section 13(a), 13(c), or 14 of the Securities and Exchange Act of 1934, as amended;

         (e) Promptly notify the Holders in writing of the following: (i) the date when the registration statement or any post-effective amendment to it becomes effective, and the date when any amendment to the registration statement or supplement to a prospectus is filed with the SEC; (ii) the issuance by the SEC of the stop order suspending the effectiveness of the registration statement or the initial proceedings for that purpose; (iii) the suspension of



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qualification of any Shares for sale in any jurisdiction or the initiation of any proceedings for that purpose; and (iv) the Company's intention to file an amendment to the registration statement, or a supplement to any prospectus, that differs from the prospectus on file when the registration statement became effective and including documents deemed to be incorporated by reference into a prospectus.

         4.       Additional Terms.

         (a) The Company shall indemnify and hold harmless the Holder and each underwriter, within the meaning of the Act, who may purchase from or sell for the Holder, any Registrable Securities, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the either registration statement filed pursuant to Article 2 of this Agreement, any other registration statement filed by the Company under the Act with respect to the registration of the Registrable Securities, any post-effective amendment to such registration statements, or any prospectus included therein or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be furnished in writing to the Company by the Holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls either the Holder or underwriter within the meaning of the Securities Act and each officer, director, employee and agent of the Holder and underwriter; provided, however, that the indemnification in this Section 4(a) with respect to any prospectus shall not inure to the benefit of the Holder or underwriter (or to the benefit of any person controlling the Holder or underwriter) on account of any such loss, claim, damage or liability arising from the sale of Registrable Securities by the Holder or underwriter, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Holder or underwriter by the Company prior to the subject sale and the subsequent prospectus was not delivered or sent by the Holder or underwriter to the purchaser prior to such sale; and provided further, that the Company shall not be obligated to so indemnify the Holder or any such underwriter or other person referred to above unless the Holder or underwriter or other person, as the case may be, shall at the same time indemnify the Company, its directors, each officer signing the applicable registration statement and each person, if any, who controls the Company within the meaning of the Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the applicable registration statement, any registration statement or any prospectus required to be filed or furnished by reason of this Agreement or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission based upon information furnished in writing to the Company by the Holder or underwriter expressly for use therein.

         (b) If for any reason the indemnification provided for in the preceding section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any



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loss, claim, damage, liability or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

         (c) Neither the filing of a registration statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon the Holder any obligation to sell the Holder's Registrable Securities.

         (d) The Holder, upon receipt of notice from the Company that an event has occurred which requires a post- effective amendment to the registration statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

         (e) If the Company fails to keep the registration statement referred to in Article 2 above continuously effective during the requisite period, then the Company shall promptly use its best efforts to update the registration statement or file a new registration statement covering the Registrable Securities remaining unsold, subject to the terms and provisions hereof.

         5. Governing Law. The Registrable Securities will be, if and when issued, delivered in New York. This Agreement shall be deemed to have been made and delivered in the State of New York and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of New Jersey, without giving effect to the choice of law rules thereof.

         6. Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holder.

         7. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

         8. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         9. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed (i) duly given if (and then delivered three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient or (ii) duly given if (and then delivered one business day after) it is sent



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by overnight courier and addressed to the intended recipient. All notices shall be sent to the addresses as set forth below:

         If to the Sellers:                      Copy to:
            Warren M. Cason                           Holland & Knight LLP
            c/o Holland & Knight LLP                  400 North Ashley Drive
            400 North Ashley Drive                    Suite 2300
            Suite 2300                                Tampa, Florida 33602
            Tampa, Florida 336                        (Attn: Robert J. Grammig, Esq.)

            Kirk A. Scoggins
            1211 North Westshore Boulevard
            Suite 806
            Tampa, Florida 33607

         If to Digital:                          Copy to:
            Digital Solutions, Inc.                   Goldstein & DiGioia LLP
            300 Atrium Drive                          369 Lexington Avenue, 18th Fl
            Somerset, NJ 08873                        New York, NY 10017
            Attn: Donald Kappauf                      Attn: Brian C. Daughney, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10. Binding Effect; Benefits. The Holder may not assign his or her rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and successors. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and successors, any rights or remedies under or by reason of this Agreement.

         11. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

         12. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without



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invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.



-----------------------------------------
WARREN M. CASON, Holder



-----------------------------------------
DOROTHY C. CASON, Holder



-----------------------------------------
KIRK A. SCOGGINS, Holder



-----------------------------------------
MELISSA C. SCOGGINS, as Trustee
of the Kirk Allan Scoggins 1997
Three Year Grantor Retained Annuity
Trust, dated 7/1/97, Holder



-----------------------------------------
WARREN M. CASON, JR., as Trustee
of the Dorothy C. Cason 1997
Three Year Grantor Retained Annuity
Trust, dated 7/1/97, Holder



DIGITAL SOLUTIONS, INC.



By:
   --------------------------------------
         Name:
         Title:



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